MANAGEMENT CONTINUITY AGREEMENT
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MANAGEMENT  CONTINUITY  AGREEMENT  by  and  between  Ralston  Purina  Company
("Ralston"),  a  Missouri  corporation,  and  ______________, (the "Executive").

                                   WITNESSETH:

WHEREAS, the Board of Directors has authorized Ralston to enter into a Management Continuity Agreement (the "Agreement") with certain key executives of Ralston; and

WHEREAS, the Board of Directors believes it is imperative, in the event of an attempted Change in Control, that key executives continue employment with Ralston or one of its Affiliates, and that Ralston be able to receive and rely upon the advice from such executives as to the best interests of Ralston and its shareholders, without concern that the executives may be distracted by personal employment uncertainties or influenced by conflicting interests; and

WHEREAS, the Executive is a key executive of Ralston and has been selected by the Board of Directors to be offered this Agreement; and

WHEREAS, the Board of Directors believes that the payments which may be made under this Agreement constitute additional reasonable compensation for services to be rendered by the Executive in connection with a Change in Control;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, Ralston and the Executive agree as follows:

ARTICLE  1.    DEFINITIONS:  For purposes of this Agreement, the following terms
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shall  have  the  meanings  set  forth  below:

a. AFFILIATE: An Affiliate shall mean any Person who, directly or indirectly or through one or more intermediaries, Controls another Person, is Controlled by another Person, or is under common Control with another Person.

b. BASE AMOUNT: The Base Amount shall mean the "base amount" as defined and determined pursuant to Section 280G of the Code applicable at the time of the Executive's Qualifying Termination.

c.          BASE  COMPENSATION:    The  Base  Compensation  shall  mean:

(i) the Executive's monthly gross salary, whether paid or deferred, for the last full month preceding the Executive's Qualifying Termination or for the last full month preceding the Change in Control, whichever is higher; and

(ii)     one-twelfth (1/12th) of the Executive's last annual bonus, whether paid
                          --
or deferred, preceding the Executive's Qualifying Termination or the Change in Control, whichever is higher; and

(iii)          the  higher  of  the  following:

(A)         one-thirty-sixth (1/36th) of the Executive's bonus payment (base and
                                  --
peer group award, if applicable) most recently earned, whether paid or deferred, prior to a Change in Control under a completed Incentive Plan; or

(B) a one (1) month pro rata portion of any amounts earned by the Executive under any of the Incentive Plans in effect at the time of the Change in Control, calculated for the last full month preceding the Change in Control or, if applicable, preceding the Executive's Qualifying Termination, whichever is greater.

d.          BENEFICIAL  OWNERSHIP:   Beneficial Ownership shall mean "beneficial
ownership" as defined in Rule 13d-3 promulgated under Section 13(d) of the Exchange Act.

e. BOARD OF DIRECTORS: The Board of Directors shall mean the Board of Directors of Ralston.

f. BUYER: A Person which purchased business operations and assets which previously were conducted or owned by Ralston or its Affiliates during the term of this Agreement.

g. CHANGE IN CONTROL: A Change in Control shall mean an occurrence set forth in Article 2.

h. CONTROL: Control (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession of a power, directly or indirectly, whether through ownership of securities, by contract or otherwise:

(i)          to  elect  a  majority  of  the  Board of Directors of a Person; or

(ii) to direct the business, management and policies of a Person or direct the sale of a substantial portion of its assets.

i. CODE: The Code shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

j. COMMON STOCK: Common Stock shall mean the $.10 par value common stock of Ralston, and such other Ralston voting stock that may be issued in lieu of, or in addition to, the Common Stock as a result of a merger or consolidation of Ralston, the creation of a class or classes of tracking stock, or the reclassification of any of the foregoing.

k. CONTINUING DIRECTOR: A Continuing Director shall mean a member of the Board of Directors as of the date hereof, and any other director who was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors then in office.

l. DISABILITY: A Disability shall mean a condition where the Executive suffers a complete inability to perform the Executive's work assignments because of injury or sickness, and such inability is expected to continue indefinitely. To determine Disability, Ralston shall rely on a determination with respect to disability of the Executive made under the Purina Benefit Association Long Term Disability Plan or any successor disability plan. If no such determination has been made within seven (7) months after the Executive's last day worked, or if the Executive is not enrolled in the Long Term Disability Plan, the determination shall be made by a licensed physician jointly selected by Ralston and the Executive. Fees and expenses of any physician, and all costs of examinations of the Executive, shall be paid by Ralston.

m. DISCOUNT RATE: The Discount Rate shall mean the "applicable interest rate" (and the mortality tables, if applicable) prescribed under Section 417(e)(3) of the Code at the time of the Executive's Qualifying Termination.

n. EXCHANGE ACT: The Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

o. FORMER RALSTON AFFILIATE: A Person which is no longer an Affiliate of Ralston but which owns (directly or indirectly) business operations and assets which were conducted or owned by Ralston or a Ralston Affiliate during the term of this Agreement.

p. INCENTIVE PLAN: An Incentive Plan shall mean any cash bonus plan with a term of more than two (2) years but less than five (5) years, including the 1994, 1996 and 1998 Leveraged Incentive Plans and all similar plans adopted during the term of this Agreement.

q. PARACHUTE PAYMENT: Parachute Payment shall mean a "parachute payment" as defined and determined pursuant to Section 280G of the Code applicable at the time of the Executive's Qualifying Termination.

r. PAYMENT PERIOD: The Payment Period shall mean the period commencing with the first day of the month following the month in which a Qualifying Termination occurs and continuing:
(i) for thirty-six (36) months if the Qualifying Termination occurs at any time during the first year following the Change in Control; or

(ii) for twenty-four (24) months if the Qualifying Termination occurs at any time during the second year following the Change in Control; or

(iii) for twelve (12) months if the Qualifying Termination occurs at any time during the third year following the Change in Control.

s. PERSON: Person shall mean any natural person, firm, individual, company, corporation, partnership, joint venture, joint stock company, limited liability company, business trust, trust, association or any other business organization or entity, whether incorporated or unincorporated.

t.          QUALIFYING  TERMINATION:    A  Qualifying Termination shall mean the
Executive's voluntary or involuntary termination of employment within three (3) years after a Change in Control under the following circumstances:

(i) upon or after a Change in Control as described in Article 2(a) or 2(b), the Executive's termination of employment from Ralston, its Successor, or an Affiliate of either.

(ii) upon or after a Change in Control as described in Article 2(c), the Executive's termination of employment from Ralston, a Former Ralston Affiliate, a Buyer, or a Successor or Affiliate of Ralston, a Former Ralston Affiliate or a Buyer.

Notwithstanding the foregoing, in no event shall a Qualifying Termination be deemed to occur on account of:

(A) the Executive's transfer of employment at any time during the term of this Agreement between any two Persons within any of the following groups of
Persons: Ralston and any of its Affiliates; or a Former Ralston Affiliate and any of its Affiliates; or a Buyer and any of its Affiliates (and including Successors to any of the foregoing Persons); or

(B) the Executive's being employed by a Former Ralston Affiliate or Buyer, or any Affiliate or Successor of either of the foregoing, in connection with a Change in Control described in Article 2(c); or

(C)          the  Executive's  death;  or

(D) after a Change in Control as described in Article 2(c), the Executive's voluntary termination of employment with Ralston, a Former Ralston Affiliate, or a Buyer, or any Affiliates or Successors to the foregoing, if the Executive has Substantially the Same Employment at the time of such termination as immediately prior to the Change in Control.

u. RETIREMENT PLAN: The Retirement Plan shall mean the Ralston Purina Retirement Plan, as amended, or any successor retirement plan adopted by Ralston.

     v. SPIN-OFF: A Spin-off shall mean a spin-off, reverse spin-off or similar type of transaction, including a management-led leveraged buyout, resulting in the disposition to Ralston's shareholders, or to a management-led leveraged buyout group, of all or substantially all of the stock and/or assets of any business conducted by Ralston and/or its Affiliates.

     w. SUBSTANTIALLY THE SAME EMPLOYMENT: Substantially the Same Employment shall mean employment where there is:

(i)          no  reduction  in  the  Executive's  base  salary;  and

(ii) no reduction in the annual bonus award opportunity below the performance target, for both personal and company performance, applicable to the Executive, except to the extent alternative forms of incentive pay with comparable compensation opportunity for the Executive are substituted for such a reduction; and

(iii) no substantial reduction in employee pension and welfare benefits applicable to the Executive, so that the benefit programs for which the Executive is eligible are, in the aggregate, substantially equivalent; and

(iv) no reduction of a substantial nature in the Executive's duties or responsibilities, or assignment of new duties inconsistent with the Executive's skills, education and experience, other than a reduction in the Executive's duties or responsibilities due solely to a change in the size, scope or focus of the employer's business as a result of the Change in Control described in
Article  2(c);  and

(v) no substantial reduction in the Executive's access to administrative support services; and

(vi)       no requirement that the Executive's office be located more than fifty
(50)  miles  from  its  location.

     x. SUCCESSOR: A Successor shall mean the continuing, surviving or successor Person which is created, or remains in existence, upon the merger or consolidation of two Persons.
y. SUPPLEMENTAL PLAN: The Supplemental Plan shall mean the Ralston Purina Supplemental Retirement Plan, as amended, or any successor supplemental retirement plan adopted by Ralston.

ARTICLE  2.    CHANGE  IN  CONTROL:  A Change in Control will occur if there is:
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     a.          A  change in the membership of the Board of Directors such that
Continuing Directors shall have ceased (for any reason) to constitute at least a majority of the Board of Directors; or

     b. An acquisition by any Person and its Affiliates of the Beneficial Ownership of fifty percent (50%) or more of the then outstanding Common Stock of Ralston (other than acquisitions by Ralston, a Ralston Affiliate, any Person acting on behalf of Ralston as an underwriter pursuant to an offering, or any trustee or other fiduciary holding Ralston Common Stock pursuant to the terms of any Ralston benefit plan); or

c. A sale of all or substantially all of the battery products business of Ralston and its Affiliates to a Person which is not an Affiliate of Ralston.

In no event shall a Spin-off, including, but not limited to, a management-led buyout, be deemed to constitute a Change in Control.

ARTICLE  3.    OPERATION  OF  AGREEMENT:    This  Agreement shall not create any
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obligation  on  the  part  of  Ralston  or  its Affiliates, or the Executive, to continue the Executive's employment relationship. Anything in this Agreement to the contrary notwithstanding, the Executive shall not be entitled to Severance Benefits, as defined below, under this Agreement unless and until there has been a Change in Control and the Executive has had a Qualifying Termination. Except as hereinafter provided, this Agreement shall not affect any other benefit program (as such programs may be amended) applicable to the Executive; provided, that, by execution of this Agreement, the Executive hereby waives any and all claims to benefits under any termination or severance plan or similar severance arrangement offered by Ralston or its Affiliates to all or some of their employees during the term of this Agreement, that would otherwise be payable to the Executive on account of, or coincident with, a Change in Control.

ARTICLE  4.    SEVERANCE  BENEFITS:    If the Executive remains in the employ of
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Ralston  or  one  of its Affiliates until a Change in Control has occurred, then upon the Executive's Qualifying Termination within three (3) years after a Change in Control, the Executive shall be entitled to the following benefits ("Severance Benefits"), subject to withholding of any federal, state or local taxes which, in the opinion of counsel for the payor of the Severance Benefits, are required to be withheld:

a. Payment in a lump sum in cash, within sixty (60) days of the Executive's Qualifying Termination, of the present value, calculated using the Discount Rate, of an income stream equal to the Executive's Base Compensation as if it were to be paid each month throughout the applicable Payment Period; and

b. Continuation during the Payment Period of life, health, accident and disability benefits no less favorable than those provided to the Executive under life, health, accident and disability plans and programs in effect immediately prior to the Change in Control, subject to all terms and conditions of such plans immediately prior to such Change in Control including, but not limited to, provisions regarding the extent and duration of spouse and dependent coverage, and subject to payment of premiums, if any, charged at rates no greater than those rates in effect immediately prior to the Change in Control; and

c. Payment in a lump sum in cash, within sixty (60) days of the Executive's Qualifying Termination, of the present value (calculated using the Discount
Rate) of the difference as of the date of the Qualifying Termination between the actual benefits, if any, to which the Executive, or the Executive's beneficiary, is entitled under the Retirement Plan and the Supplemental Plan (excluding amounts accrued in the PensionPlus Match Account in the Retirement Plan) and the benefits, if any, under the Retirement Plan and the Supplemental Plan (excluding amounts accrued in the aforesaid PensionPlus Match Account) which the Executive, or the Executive's beneficiary, would have been entitled to receive if the Executive had remained employed by Ralston or one of its Affiliates during the applicable Payment Period at a compensation level equal to the Executive's Base Compensation; and

d. If the Executive, at the time of the Qualifying Termination, is at least 48 years old but not yet age 55, monthly payments equal in amount to those the Executive would be entitled to receive pursuant to the Retirement Plan and the Supplemental Plan (excluding amounts accrued in the PensionPlus Match Account) if paid in the form of a single life annuity. The payments shall be calculated as if the Executive were age 55 but with years of service equal to the Executive's "credited service" (as defined in the Retirement Plan) as of the Qualifying Termination. Such payments shall commence upon the first day of the month following the later to occur of the Qualifying Termination or the attainment of age 50, and shall be paid to the Executive (or his or her beneficiary designated under Article 6) until the date the Executive attains or would have attained age 55. If the Executive dies without having designated a beneficiary, amounts payable under this Article 4(d) shall be paid to the Executive's estate in a lump sum equal to the present value of such amounts as of the date of death, calculated using the Discount Rate.

ARTICLE  5.    PARACHUTE  PAYMENTS:    Notwithstanding  anything to the contrary
               -------------------
contained in this Agreement, the Executive may elect to reduce the Severance Benefits under Article 4 so that the present value of such Severance Benefits, if they constitute Parachute Payments, together with the present value of all Parachute Payments paid to the Executive, are less than three (3) times the Employee's Base Amount. For purposes of this Article 5, present value shall be determined by application of a discount rate equal to 120% of the applicable Federal rate (determined under Section 1274(d) of the Code), compounded semi-annually. Whether or not such Severance Benefits shall be reduced (and the identity of the Severance Benefits to be reduced), and the amount by which each Severance Benefit shall be reduced, shall be within the sole discretion of the Executive. Any such election, if made, shall be made by the Executive's written notice to Ralston, in accordance with Article 11 hereof, not later than forty-five (45) days following such Executive's Qualifying Termination.

ARTICLE 6.  DESIGNATED BENEFICIARY:  The Executive, by notice in accordance with
            ----------------------
Article 11 hereof, may designate a beneficiary or contingent beneficiaries to receive the Severance Benefits described in Article 4 in the event of the Executive's death following the Executive's Qualifying Termination but prior to payment in full by Ralston, its Successor or assigns. The Executive may, from time to time, revoke or change any such designation of beneficiary. Any designation of beneficiary made pursuant to this Agreement shall be controlling over any other designation made by the Executive, testamentary or otherwise; provided, that if Ralston shall be in doubt as to the right of a beneficiary to receive payments, it may determine in its sole discretion to pay such amounts to the legal representative of the Executive's estate.

ARTICLE  7.  EARLY SEPARATION:  In the event that, prior to a Change in Control,
             ----------------
the Executive executes a separation agreement with Ralston or any of its Affiliates during the term of this Agreement which, by its terms, specifically addresses issues related to the Executive's termination of employment and benefits to be paid upon such termination, all of the Executive's rights, claims and entitlements under this Agreement shall terminate even if, under the terms of such separation agreement, the Executive remains employed by Ralston or one of its Affiliates for a period of time after execution of such separation agreement.

ARTICLE  8.   SUCCESSORS AND ASSIGNS:  This Agreement shall inure to the benefit
              ----------------------
of, and be binding upon, Ralston and its Successors. Ralston may not assign this Agreement without the Executive's prior written consent. Ralston will require any Person to which it assigns this Agreement to assume expressly the Agreement and agree to perform this Agreement in the same manner and to the same extent that Ralston would be required to perform it if no such assignment had taken place. No assignment of this Agreement shall relieve Ralston from liability for any of its obligations hereunder, and in the event of any such assignment, Ralston or its Successor shall continue to remain primarily liable for payment of the Severance Benefits promised under Article 4 and for the performance and observance of the agreements provided herein to be performed and observed by Ralston. The Executive shall have no right to transfer or assign the right to receive any Severance Benefits under Article 4 of this Agreement, except as permitted under Article 6.

ARTICLE  9.    COSTS:    Irrespective  of  the success of the Executive's claim,
               -----
Ralston will reimburse the Executive, or the legal representative of the Executive's estate, for reasonable attorney's fees and costs in the event that the Executive brings legal action to enforce payment by Ralston, its Affiliates or assigns, or any Successors to any of the foregoing, of the Severance Benefits promised under Article 4 (plus interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code on payments of Severance Benefits due but not timely made) after the Executive's Qualifying Termination. Notwithstanding the foregoing, in the event Ralston has denied a claim for Severance Benefits on the basis that the Executive had Substantially the Same Employment after a Change in Control as before such Change in Control, the Executive shall not be entitled to reimbursement of any fees and costs related to a claim by the Executive for Severance Benefits under this Agreement.

ARTICLE  10.   TERM OF AGREEMENT:  This Agreement shall expire upon the earliest
               -----------------
of  the  following  to  occur:

(i) five (5) years from its effective date, unless extended by the Board of Directors on or before such expiration date;

(ii) if a determination of the Executive's Disability is made before a Change in Control while this Agreement is in effect, the day following such determination;

(iii) if the Executive ceases to be employed with Ralston and any of its Affiliates prior to a Change in Control, the last day of such employment; provided that, if the Executive and Ralston or one of its Affiliates enters into a separation agreement as described in Article 7 while this Agreement is in effect, the effective date of such separation agreement;

(iv) the Spin-off of all or substantially all of the battery products business of Ralston and its Affiliates; or

(v) the voluntary transfer by the Executive of his or her employment from the battery products business of Ralston to another business unit of Ralston.

After the expiration of this Agreement, the Executive shall have no rights to any Severance Benefits under Article 4, provided, if a Change in Control occurs prior to the expiration or termination of this Agreement, then upon a subsequent Qualifying Termination, the Executive shall be entitled to the Severance Benefits under Article 4, and the term of this Agreement shall be extended until the later of the expiration of the applicable Payment Period or, if the Executive is eligible for monthly payments pursuant to Article 4(d), the date of the final payment thereunder.

ARTICLE  11.    NOTICE:  Any notice or other communication required or permitted
                ------
hereunder is deemed delivered when delivered in person; on the next business day when sent by an overnight delivery service; or on the third business day when sent by U.S. mail service, as follows:

TO  RALSTON:                  Corporate  Secretary
                              Ralston  Purina  Company
                              Checkerboard  Square
                              St.  Louis,  MO    63164

TO  THE  EXECUTIVE:           ________________________
                              ________________________
                              ________________________

ARTICLE  12.    VENUE:    ANY  ACTION  OR LEGAL PROCEEDING TO ENFORCE PAYMENT OF
                -----
SEVERANCE BENEFITS UNDER ARTICLE 4 OF THIS AGREEMENT SHALL BE BROUGHT IN A FEDERAL OR STATE COURT LOCATED WITHIN THE EASTERN DISTRICT OF MISSOURI, AND THE PARTIES TO THIS AGREEMENT CONSENT TO THE JURISDICTION AND VENUE OF SUCH COURT.

ARTICLE  13.    MISSOURI LAW TO GOVERN:  This Agreement shall be governed by the
                ----------------------
laws of the State of Missouri without regard to its conflict of laws provisions.

ARTICLE  14.  ENTIRE AGREEMENT:  This Agreement constitutes the entire agreement
              ----------------
between the parties hereto with respect to the subject matter hereof, and supersedes and replaces any previous management continuity agreement or any employment contract (oral or written) between Ralston and the Executive relating to severance payments after a Change in Control, and upon the execution of this Agreement, both parties agree that any prior agreement or employment contract covering severance payments (or other severance-type payments) after a Change in Control shall be considered null and void and of no further effect.

IN WITNESS WHEREOF, Ralston and the Executive have executed this Agreement effective as of the __________ day of _______, 1999.


ATTEST:                              RALSTON PURINA COMPANY



Nancy  E.  Hamilton                  J. P. Mulcahy
VP  &  Corporate  Secretary          Co-Chief Executive Officer


WITNESS:

________________________
Executive